                                                                                           Exhibit 4.425

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 179532 dated September 14, 2015

For Rendering

telematic services

This License is granted to

Joint Stock Company

Sibintertelecom

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1027501155032

Tax Identification Number (TIN)

7536005204

Location address (place of residence):

466 bldg. 6 off. 7, Bogomyagkova str., Chita, Zabaykalsky territory, 672012

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until September 14, 2020.

This License is granted by decision of the licensing body - Order dated December 25, 2019 No. 749-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ A.А. Pankov

Stamp here
Official seal:
MINISTRY OF TELECOM AND MASS COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE
OF COMMUNICATIONS, INFORMATION TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296